EXHIBIT 10.1

Confidential treatment has been requested for portions of this exhibit.  The copy filed herewith omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Amendment Agreement

December 22, 2006

This Amendment Agreement (this “Amendment”) dated as of the date first written above is entered into by F. Hoffmann-La Roche Ltd., a Swiss corporation (“Roche”), Roche Molecular Systems, Inc., a Delaware corporation (“RMS”), and Affymetrix, Inc., a Delaware corporation (“Affymetrix”).  RMS is a wholly-owned direct subsidiary of Roche.  Roche, RMS and Affymetrix are each a “Party” and collectively the “Parties.”

Roche and Affymetrix have entered into the following agreements (collectively, together with this Amendment, the “Collaboration Agreements”) on January 29, 2003:  (i) the Common Terms Agreement, (ii) the License Agreement, (iii) the Supply Agreement, (iv) the Affymetrix Instrument Agency Agreement, (v) the Diagnostic Product Agency Agreement, (vi) the Standstill Agreement and (vii) the R&D Agreement.  The Collaboration Agreements also include the P450 Addendum Agreement among the Parties dated June 24, 2003, the Amendment Agreement among the Parties dated February 17, 2004, and the Amendment Agreement among the Parties dated December 8, 2004.  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Common Terms Agreement.

The Parties now desire to amend and supplement the Collaboration Agreements on the terms set forth herein.

The Parties therefore agree as follows:

1.               Installment Payments. Roche is hereby relieved of its obligations to pay License Installment Payments under Section III(b) of the License Agreement (as amended), and such section is hereby deleted in its entirety.

2.               Most Favorable Terms and Conditions. Affymetrix is hereby relieved of its obligations under Section IV(k)(i), IV(k)(ii) and IV(k)(iii) of the License Agreement (as amended), and such sections are hereby deleted in their entirety. In addition, Affymetrix’ notice obligations under Section IV(k)(v) of the License Agreement (as amended) shall apply only with respect to the running royalty rate in a Third Party license and, if the Third Party license was entered into in conjunction with a chip supply arrangement, the Chip transfer or sales price.

3.               Milestone Payments.

(a)                                  Section III(d)(i) of the License Agreement (as amended) is hereby further amended to read in full as follows:

(i) Upon the earlier to occur of (A) initial Regulatory Approval for a particular Diagnostic Product in any of the United States, Japan or Germany, or (B) commercial aggregate gross sales for a particular Diagnostic Product in the United States of at least $[***] over four consecutive calendar quarters, then for such Diagnostic Product:

(1)                                  US$[***] if Affymetrix has contributed substantially to the Content of such Diagnostic Product; or

(2)                                  US$[***] if Affymetrix has not contributed substantially to the Content of such Diagnostic Product; and

(b)                                 The US$[***] aggregate maximum on Milestone Payments payable under Section III(d) of the License Agreement (as amended) is removed, but the Parties hereby agree that, notwithstanding clauses (i) and (ii) (as amended) in such Section III(d),

(i) if the aggregate amount of all prior Milestone Payments does not exceed US$[***] but an additional Milestone Payment will bring the aggregate amount of all Milestone Payments above $[***], then the portion of the additional Milestone Payment which causes such amount to be exceeded shall be the lesser of (x) the amount otherwise due without regard to this clause (ii) and (y) an amount to be negotiated by the Parties that shall in no event be less than US$[***] nor more than US$[***], and

(ii) if the aggregate amount of all prior Milestone Payments exceeds US$[***] then the amount of each additional Milestone Payment shall be an amount to be negotiated by the Parties that shall in no event be less than US$[***] nor more than US$[***], and

(iii) if the aggregate amount of all prior Milestone Payments exceeds US$[***], then any additional Milestone Payment shall only be achieved and payable if and when initial Regulatory Approval for the relevant Diagnostic Product has been achieved in the United States and Germany, and commercial aggregate gross sales for such Diagnostic Product have reached at least $[***] worldwide.

(c)                                  The Milestone Payments defined in Section III(d)(i) (as amended) already reflect the [***]% reduction described in Section 3(a) of the December 08, 2004 Amendment Agreement. Accordingly, no portion of such Milestone Payments shall be deleted or creditable against future royalties payable under Section III(c) of the License Agreement.

(d)                                 Nothing in this Section 3(b) of this Amendment shall alter the provisions of Section 3(b) of the December 08, 2004 Amendment Agreement with regards to the maximum quarterly Milestone Payments.

4.               Roche Discretion.  By entering into this Amendment, Roche has elected not to give an Early Termination Notice with respect to the optional termination effective date of December 31, 2007. Accordingly, Roche hereby waives its early termination rights (including full termination and Partial Termination) as provided in Section VI(b) of the License Agreement (as supplemented and amended) with respect to such date. For clarity, nothing in this Amendment shall in any way limit Roche’s complete discretion to give an Early Termination Notice (whether relating to a full termination or a Partial Termination) with respect to any subsequent optional termination effective dates in accordance with the Collaboration Agreements (as amended) for any or no reason.

5.               General Provisions.

(a)          Collaboration Agreement.  For all purposes of the Collaboration Agreements, this Amendment shall constitute a Collaboration Agreement, and the definition of the term “Collaboration Agreements” in the Common Terms Agreement is hereby amended accordingly.  Without limiting the generality of the foregoing, Section VI (General) of the Common Terms Agreement shall apply to this Amendment and is incorporated by reference as if fully set forth herein.

(b)         Relation to Other Collaboration Agreements.  As amended by this Amendment, the Collaboration Agreements remain in full force and effect.

IN WITNESS WHEREOF the Parties have executed this Amendment.

AFFYMETRIX, INC.			F. HOFFMANN-LA ROCHE LTD.

By:	/s/ Noel Doheny		By:	/s/ Florian Zabel
	Name:	Noel Doheny		Name:	Florian Zabel
	Title:	Senior Vice President, Molecular Diagnostics		Title:	Legal Counsel
			By:	/s/ Robert Yates
				Name:	Robert Yates
				Title:	Head of Business Development

ROCHE MOLECULAR SYSTEMS, INC.

			By:	/s/ Daniel P. O’Day
Name: Daniel P. O’Day
Title: